                                                                    EXHIBIT 10.4

                CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT


          This CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of August ___, 1995 by and between Giga information Group, inc., a Delaware corporation (the "Company"), and RRE Giga investors, L.P. (the "Purchaser"/1/).

           THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  Purchase and Sale of Notes and Warrants.
              ---------------------------------------

          1.1  Sale and issuance of Notes and Warrants. Subject to the terms and
               ---------------------------------------
conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, at the Closing (as defined below), its convertible promissory note, in an aggregate principal amount of $2,000,000, in the form attached as Exhibit I (the "Note"") and a warrant to purchase shares of its Series B Preferred Stock in the form attached as Exhibit II (the "Warrant"), for an aggregate purchase price of $2,000,000 (the "Purchase Price"), of which $1,990,000 shall be allocable to the Note and $ 10,000 shall be allocable to the Warrant.

          1.2  Closing. The purchase and sale of the Notes and Warrants shall
               -------
take place at the offices of Brobeck, Phleger & Harrison, One Market, Spear Street Tower, San Francisco, California, 94105, concurrently with the execution and delivery of this Agreement by the parties (the "Closing"), or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing. At the Closing, the Company shall deliver the Note and Warrants to the Purchaser against delivery to the Company by the Purchaser of the Purchase Price.

          2.  Representations and Warranties of the Company.
              ---------------------------------------------
The Company hereby represents and warrants to the Purchasers that:

          2.1  Organization. Good Standing and Qualification. The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2  Capitalization. The authorized capital of the Company consists,
               --------------
or will consist, immediately prior to the Closing, of:

          (a) Preferred Stock. 1,000,000 shares of Preferred Stock, of which
              ---------------
945,000 shares are designated as Series A Preferred Stock, 545,000 of which shares of Series A Preferred Stock will be issued and outstanding immediately prior to the Closing, and the rights, privileges and preferences of which are as stated in the Restated Certificate of incorporation.

          (b) Common Stock. 5,000,000 shares of Common Stock, of which no more
              ------------
than 1,493,000 shares will be issued and outstanding immediately prior to the Closing.

          (c) immediately prior to the Closing, and assuming the conversion of the Series A Preferred Stock, the granting of any stock options then committed to be granted and the acceleration of vesting and exercise of options to purchase shares of Common Stock granted or committed to employees, future employees, directors or consultants of the Company, the number of shares of Common Stock outstanding would not exceed 2,558,500. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock, other than (a) those options, warrants, rights and agreements the exercise or conversion of which is assumed in the preceding sentence, (b) a warrant to purchase 25,000 shares of Preferred Stock agreed to be issued to Montgomery Securities in connection with its services as placement agent, (c) convertible note dated April 5,1995 payable to Friday Holdings, L.P. or it successors and assigns, a copy of which has been provided to counsel for the Purchaser, and (d) up to 40,000 shares of Common Stock issuable to David Gilmour pursuant to the terms of the Stock Purchase Agreement dated July 6,1995, between Giga and Mr. Gilmour (a copy of which has been provided to counsel for the Purchaser).

          2.3  Authorization. All corporate action on the part of the Company,
               -------------
and each of its officers, directors and shareholders, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Note and Warrants, the Series A Preferred Stock initially issuable upon conversion of the Note (the "Preferred Shares") and the Common Stock issuable upon conversion of the Preferred Shares (collectively, the "Securities") has been taken or will be taken prior to the Closing. This Agreement constitutes, and when executed and delivered by the Company, the Note and Warrants shall constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          2.4  Valid issuance of Securities. The Preferred Shares, when issued,
               ----------------------------
sold and delivered in accordance with the terms of the Warrants for the consideration provided for therein or upon conversion of the Note, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Shares has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer UNDER applicable state and federal securities laws.

          2.5  Governmental Consents. No consent, approval, order or
               ---------------------
authorization of or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for appropriate state securities filings and for the filing pursuant to Rule 503 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which filing will be effected in accordance with such rule.

          2.6  Corporate Documents. The Restated Certificate of incorporation
               -------------------
and Bylaws of the Company are in the forms attached hereto as Exhibit ill.

          2.7  Compliance with Other Instruments. The Company is not in
               ---------------------------------
violation or default in any material respect of any provision of its Restated Certificate of incorporation or Bylaws, or any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, in each case which violation or default could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          2.8  Litigation. To the Company's knowledge, there is no action, suit,
               ----------
proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Warrant or the Note, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company.


          2.9  Not an investment Company. The Company is not an "investment
               -------------------------
company" or an entity "controlled" by an "investment company," as such terms are defined in the investment Company Act of 1940, as amended.

          3.  Representations and Warranties of the Purchaser. The Purchaser
              -----------------------------------------------
hereby represents and warrants to the Company that:

          3.1  Purchase Entirely for Own Account. This Agreement is made with
               ---------------------------------
the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser understands that this sale of the Note and Warrants has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein.

          3.2  Disclosure of information. The Purchaser believes it has received
               -------------------------
all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the organization, operations and plans of the Company and the terms and conditions of the offering of the Securities. The Purchaser acknowledges that (i) the Company is in its start-up stage; (ii) Purchaser's investment is highly speculative and risky and Purchaser could lose its entire investment; and (iii) the Purchaser is relying upon not only the representations and covenants contained in this Agreement but also its own investigation of the Company. The Purchaser has received a draft dated August 3, 1995 of the Company's Private Placement Memorandum relating to its private placement of its Series B Convertible Preferred Stock (the "Draft Memorandum"), and acknowledges that the Draft Memorandum is only a draft and is subject to revision, which may materially change the information and projections set forth therein, and that no representation is made with respect thereto.

          3.  Investment Experience. The Purchaser has substantial experience in
              ---------------------
evaluating and investing in private placement transactions and in the securities of companies in the development stage, and the Purchaser acknowledges that Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company. The Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Note and Warrants hereunder. The Purchaser acknowledges that it and its partners can bear the economic risk and complete loss of its investment.

          3.4  Restricted Securities. Purchaser understands that the Note and
               ---------------------
Warrants are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Note and Warrants may be resold without registration under the Securities Act only in certain limited circumstances. in this respect, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the Securities Act.


          3.5  Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or

          (b) (i)    The Purchaser shall have notified the Company of the
proposed disposition and shall have furnished the Company with a description of the proposed disposition, and (ii) if requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

          3.6  Legends. it is understood that the Notes and Warrants, and any
               -------
securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

          (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.7  Accredited investor. The Purchaser is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          4.  Covenants of the Company. The Company agrees that subject to
              ------------------------
Section 7.1:

          4.1  Registration and Other Contractual Rights. The Company shall, at
               -----------------------------------------
such time as it shall consummate a Qualified Series B Financing (as defined in the Note), offer to the Purchaser the right to become a party, as a holder of Series B Preferred Stock, to any agreement that the Company may enter into with purchasers of the Series B Preferred Stock, in their capacity as such, in the Qualified Series B Financing that sets forth rights and obligations of such purchasers, including any stock purchase agreement, registration rights agreement or stockholders' agreement.

          4.2  Information Rights. The Company shall furnish the Purchaser with
               ------------------
the following financial statements for so long as the Purchaser shall hold a Note or Notes with an aggregate principal amount of at least $500,000:

          (a) Within 120 days after the end of each fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, audited by independent public accountants selected by the Company.

          (b) Within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, by beginning with the third quarter of 1995, a consolidated balance sheet of the company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments.

          4.3  Board of Directors. For so long as the Purchaser shall hold a
               ------------------
Note or Notes with an aggregate principal amount of at least $2,000,000 (or the Preferred Stock issuable upon conversion of such principal amount), the Purchaser will have the right to elect one member to the Board of Directors; provided that such person must be approved by the Company (which approval shall be deemed granted if such person is James D. Robinson III or, if James D. Robinson III is not reasonably able to so serve, if such person is James D. Robinson IV or Stuart Ellman).

          4.4  Insurance. The Company will use its best efforts to obtain, no
               ---------
later than January 31, 1996, key man life insurance on Gideon Gartner in an amount of at least $3 million, naming the Company as beneficiary. The Company shall thereafter maintain such insurance for so long as both (a) the Purchaser shall hold a Note or Notes with an aggregate principal amount of at least $500,000 (or the Preferred Stock issuable upon conversion thereof) and (b) Gideon Gartner shall remain an officer of the Company.

          4.5  Employment/Non-Compete Agreement. The Company will execute an
               --------------------------------
employment contract with Gideon Gartner no later than September 30, 1995. The terms of such agreement shall be determined by the Company's Board of Directors and Mr. Gartner; provided, that such agreement shall in any event provide for a three-year employment term and shall include a three-year non-competition provision.

          4.6  Right to Additional Warrant. In the event that the Company shall
               ---------------------------
issue warrants ("Series B Financing Warrants") to purchasers of its Series B Preferred Stock in a Qualified Series B Financing, then the Company shall issue to the Purchaser a warrant (the "Additional Warrant") of like terms and exercisable for the same class of stock (the "Additional Warrant Stock") as are the Series B Financing Warrants. The number of shares issuable upon exercise of the Additional Warrant shall equal the product of (i) the quotient of 2,000,000 divided by the gross proceeds to the Company from the sale for cash of its Series B Preferred Stock on or before February 28, 1996 in such Qualified Series B Financing (other than the stock issued or issuable on conversion of this Promissory Note), multiplied by (ii) the number of shares of Additional Warrant Stock initially issuable upon exercise of the Series B Financing Warrants. For the purpose of any calculation hereunder or under the Note or Warrant of the purchase price of the Series B Preferred Stock, no portion of the proceeds of the Qualified Series B Financing shall be allocated to any Series B Financing Warrant.

          5.  Conditions of the Purchasers' Obligations at Closing. The
              ----------------------------------------------------
obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

          5.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on the Closing with the same effect as though such representations and warranties had been made on and as of such date.

          5.2  Performance. The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3  Directors. The Company's Bylaws shall provide for five Directors
               ---------
and the Company's Board of Directors shall have resolved to appoint James Robinson III to the position of Director effective as of the Closing.

          5.4  Voting Agreement. A Voting Agreement in the form attached hereto
               ----------------
as Exhibit IV shall have been executed by the parties thereto.

          6.  Conditions of the Company's Obligations at Closing. The
              --------------------------------------------------
obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

          6.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

          6.2  Payment of Purchase Price. The Purchaser shall have delivered
               -------------------------
the Purchase Price specified in Section 1.1.

          7.  Miscellaneous.
              -------------

          7.1  Survival. Except as otherwise provided herein, the warranties,
               --------
representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the Closing; provided, that (a) the covenants set forth in Section 4 (other than Sections 4.3 and 4.6) shall terminate immediately prior to the earlier of (i) the consummation of a Qualified Series B Financing or (ii) the closing eof a firm underwritten public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933, as amended (the "Act")) under the Act covering the Company's Common Stock, which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholder of at least $7,500,000, and which has a public offering price of not less than $7.50 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like) (a "Qualifying Public Offering), (b) the covenant set forth in Section 4.3 shall terminate immediately prior to the consummation of a Qualifying Public Offering, and (c) the covenant set forth in Section 4.6 shall terminate concurrently with the consummation of a Qualified Series B Financing.

          7.2  Transfer: Successors and Assigns. The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware.

          7.4  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          7.5  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  Notices.
               -------

          (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon as follows:

              If to the Purchaser:  RRE Investors, L.L.C.
                126 East 56th Street, 22nd Floor
                New York, N.Y. 10022
                Attention: Stuart Ellman


              If to the Company:  Giga Information Group, Inc.
                c/o Michael Kolesar

                BIS Strategic Decisions, Inc.
                One Longwater Circle
                Norwell, MA 02061

           with a copy to:  Brobeck, Phleger & Harrison
                One Market
                Spear Street Tower
                San Francisco, CA 94105
                Attn: Thomas Bevilacqua, Esq.

          (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

          (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing or telecopying thereof.

          7.7  Finder's Fee.  Each party agrees to indemnify and hold harmless
               ------------
the other party from any liability for any commission or compensation in the nature of a finder's or broker's fee or commission (and the costs and expenses of defending against such liability or asserted liability) for which the first party or any of its officers, employees or representatives is responsible.

          7.8  Expenses. The Company and the Purchaser shall bear their own
               --------
respective expenses incurred with respect to this Agreement and the transactions contemplated hereby, except that the Company will reimburse the Purchaser for reasonable legal and related expenses not to exceed $20,000.

          7.9  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Notes and Warrants, each future holder of the Notes and Warrants, and the Company.

          7.10  Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this

Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11  Entire Agreement. This Agreement constitutes the entire
                ----------------
agreernent between the parties hereto pertaining to the subject matter hereof, andy and all other prior written or oral agreements existing between the parties hereto are expressly cancelled.

          7.12  "Market Stand-Off" Agreement. The Purchaser hereby agrees that
                ----------------------------
during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company's initial public offering of securities, it shall not, to the extent requested by the Company and the Company's undewriter, sell, offer to sell, or otherwise transfer or dispose of any Common Stock or preferred stock of the Cornpany held by it at any time during such period except Common Stock (if any) included in such registration To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock and prcferred stock held by the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Purchaser agrees to execute the form of such market stand-off agreement as may be reasonably requested by the underwriters.

COMPANY:
GIGA INFORMATION GROUP, INC.           PURCHASER:

By: /s/ Michael J. Kolesar              /s/ Stuart Ellman
   -----------------------------       ------------------------------
Title: Vice President - Finance         RRE Giga Investors, L.P.
      --------------------------        By: Stuart Ellman
                                            Managing Director